                                                                    EXHIBIT 12.1


SUMMIT PROPERTIES INC.
CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
NINE MONTHS ENDED SEPTEMBER 30, 2001
(DOLLARS IN THOUSANDS)


Earnings:
       Income before minority interest of common unitholders in Operating Partnership,
         dividends to preferred unitholders in Operating Partnership and extraordinary items .......        $48,954
       Interest:
          Expense incurred .........................................................................         30,089
          Amortization of deferred financing costs .................................................          1,079
          Rental fixed charges .....................................................................            254
                                                                                                            -------

          Total ....................................................................................        $80,376
                                                                                                            =======


Fixed charges:
       Interest expense ............................................................................        $30,089
       Interest capitalized ........................................................................          9,035
       Dividends to preferred unitholders in Operating Partnership .................................          9,315
       Rental fixed charges ........................................................................            254
       Amortization of deferred financing costs ....................................................          1,079
                                                                                                            -------

          Total ....................................................................................        $49,772
                                                                                                            =======


Ratio of earnings to fixed charges .................................................................           1.61
                                                                                                            =======